AMENDED AND RESTATED

BY-LAWS

OF

TAIWAN GREATER CHINA FUND

Amended as of February 13, 2006

AMENDED AND RESTATED

BY-LAWS

OF

TAIWAN GREATER CHINA FUND

ARTICLE I

DEFINITIONS

The terms “Commission,” “Custodian,” “Declaration,” “Investment Manager,” “Majority Shareholder Vote,” “1940 Act,” “Shareholder,” “Shares,” “Transfer Agent,” “Trust,” “Trust Property” and “Trustees” shall have the respective meanings given them in the Amended and Restated Declaration of Trust of the Taiwan Greater China Fund (formerly known as The R.O.C. Taiwan Fund) dated May 8, 1989, as amended from time to time.

ARTICLE II

OFFICES

Section 1. Principal Office. Until changed by the Trustees, the principal office of the Trust shall be in such place as the Trustees shall determine.

Section 2. Other Offices. The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III

SHAREHOLDERS

Section 1. Meetings and Quorum. An annual meeting of the Shareholders shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Special meetings of the Shareholders may be called at any time by a majority of the Trustees. Except as required by law, the holders of one third of the outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders, provided that the Trust shall conduct a general solicitation of proxies from the Shareholders in connection with any such meeting. In the absence of a quorum, a majority of the Shares present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present. Except as otherwise required by law, the rules of any stock exchange or quotation system upon which the Shares are listed or traded, the Declaration or these By-Laws, Trustees shall be elected by a plurality of the Shares voted that are represented in person or by proxy at a meeting of Shareholders, provided that a quorum is present in person or by proxy at such meeting, and any other Shareholder action to be taken at a meeting shall be taken by holders of a plurality of Shares voted that are represented in person or by proxy at such meeting, provided that a quorum is present in person or by proxy at such meeting.

2

Section 2. Notice of Meetings; Requirements for Matters to be Considered. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust, mailed at least ten (10) days and not more than ninety (90) days before the meeting. Subject to the requirements of the Declaration and of Rule 14a-8 promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934 (or any successor provision thereto), only matters proposed by the Trustees may be submitted to a vote of Shareholders, and only the business stated in the notice of the meeting shall be considered at such a meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes.

Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect to such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

3

Section 5. Inspection  of  Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation or as may be required by the 1940 Act.

Section 6. Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if all of the Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7. Circumstances of Conversion Vote. The Trustees shall be required to submit to the Shareholders, at the next annual meeting of Shareholders, a proposal to convert the Trust from a closed-end company to an open-end company if the provisions of Section 8.6 of the Declaration are triggered as a result of the average closing price of the Shares being less than 90% of the Trust’s average net asset value per Share during any 12-week period. For the purpose of calculating such averages for any 12-week period, (1) the Trust shall determine the ratio of the closing price of the Shares to the net asset value per Share for each trading day (which term shall, whenever it appears in these By-Laws, be deemed to mean each day when the New York Stock Exchange is open for trading) during the applicable 12-week period, and the Trust shall determine the average of such daily ratios for the applicable 12-week period as of the end of such period, (2) the net asset value per Share shall be determined prior to the opening of trading on each such trading day and (3) each 12-week period shall begin on the first trading day of the first week of such period and end on the last trading day of the twelfth week of such period. The Trustees’ obligation to submit such proposal shall be fulfilled by submitting such proposal at the annual meeting next occurring after such criterion is met, unless such criterion is first met during the 10-week period immediately preceding the date previously fixed by the Trustees (at a meeting of Trustees occurring before the date upon which such 10-week period commenced) for such annual meeting. If such criterion is first met during such 10-week period, such proposal shall instead be submitted to the Shareholders at the next meeting of Shareholders following the annual meeting so previously scheduled, which subsequent meeting may be either an annual meeting or a special meeting of Shareholders.

Section 8. Resubmission of a Conversion Proposal. For purposes of determining whether the Trustees are obligated to submit a proposal to the Shareholders to convert the Trust into an open-end company pursuant to Section 8.6(a) of the Declaration, in any year in which an annual meeting of Shareholders has been held at which a vote on whether to convert the Trust to an open-end company pursuant to such Section 8.6(a) has occurred, no twelve-week period referred to therein shall be deemed to commence prior to the end of the week in which such annual meeting occurs.

Section 9. Advance Notice of Trustee Nomination. No person may be nominated by a Shareholder to stand for election as a Trustee unless the Trust receives notice of his or her nomination for such office, together with all information concerning such nominee that may be required to be included in a proxy statement soliciting votes

4

for a nominee pursuant to the provisions of Regulation 14A promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934 (or any successor previsions thereto) and a notarized consent to serve as a Trustee if elected, at the offices of the Trust in Taipei, Taiwan at least 90 days prior to the anniversary date of the mailing of the Trust’s proxy statement for the preceding year’s annual meeting of Shareholders, provided that (1) if the Trustees determine that the annual meeting in a particular year shall be held more than 30 days after the anniversary date of the preceding year’s annual meeting, they shall cause the Trust to issue a press release to that effect and the date by which such a nomination may be submitted shall be extended by a number of days equal to the days elapsed between the anniversary date of the preceding year’s annual meeting of Shareholders and the newly scheduled annual meeting date, (2) if the Trustees determine that the annual meeting in a particular year shall be held more than 30 days prior to the anniversary date of the previous year’s annual meeting, they may in their discretion and upon at least 30 days’ advance notice by press release of the date in question establish a date by which nominations must be submitted that is no more than 120 days prior to the date scheduled for such meeting of Shareholders, and (3) if the Trustees determine to call a special meeting to elect one or more Trustees, they shall cause the Trust to give notice of the date of such meeting by press release as promptly as practicable after such meeting is called, but in no event less than 45 days prior to the date of such meeting, and nominations for election as a Trustee at such a meeting shall be considered timely if received no later than 30 days prior to such meeting date.

ARTICLE IV

TRUSTEES

Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular meetings of the Trustees. Notice of regular meetings need not be given. Meetings of the Trustees other than regular meetings (“special meetings”) shall be held whenever called by the Chairman, or by any one of the Trustees, at the time being in office. Notice of the time and place of each special meeting shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least five days before the meeting, or shall be telegraphed, cabled, or telecopied to each Trustee at his business address, or personally delivered to him at least two days before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Except as otherwise required by the 1940 Act, a notice or waiver of notice need not specify the purpose of any meeting. Except as otherwise required by the 1940 Act, the Trustees or any Committee of Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Unless the 1940 Act mandates otherwise, participation in a telephone conference meeting shall constitute

5

presence in person at such meeting. Except as otherwise required by the 1940 Act, any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes.

Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

Section 3. Insurance. The Trustees shall not use, or authorize the officers of the Trust to use, the assets of the Trust to purchase insurance that protects or purports to protect a Person against liabilities for willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

ARTICLE V

COMMITTEES

Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities (which power may be further delegated to any Investment Manager) and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (1) provide for regular meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of

6

the requisite number of members of a Committee without a meeting and (5) authorize the member of a Committee to meet by means of a telephone conference circuit.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

ARTICLE VI

OFFICERS

Section 1. General Provisions. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration or these By-Laws, the Chairman, the President, the Treasurer and the Secretary shall hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. If the President is the Chief Executive Officer of the Trust, he shall hold no other office. The Treasurer and the Secretary may be the same person. The Treasurer shall be the Chief Financial Officer of the Trust. Except as above provided, any two or more offices may be held by the same person. Any officer may be but none need be a Trustee or Shareholder.

Section 3. Removal. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4. Powers and Duties of the Chairman. The Chairman may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise general supervision and direction over the affairs of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

Section 5. Powers and Duties of the Vice Chairman. In the absence or disability of the Chairman or pursuant to the delegation of authority by the Chairman, the Vice Chairman shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. The Vice Chairman shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chairman.

7

Section 6. Powers and Duties of the President. In the absence or disability of the Vice Chairman, the President shall perform all the duties and may exercise any of the powers of the Vice Chairman, subject to the control of the Trustees. The President shall perform such other duties as may be assigned to him from time to time by the Trustees, Chairman or Vice Chairman.

Section 7. Chief Executive Officer. The Trustees may designate the Chairman, Vice Chairman or President as the Trust’s Chief Executive Officer. The Chief Executive Officer shall have responsibility for the management of all affairs of the Trust on a day-to-day basis, shall have the power and responsibility to execute any document or filing on behalf of the Trust that requires execution by the person occupying the role of chief executive officer, and shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.

Section 8. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

Section 9. Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 10. Powers and Duties of the Secretary. The Secretary, if any, shall keep the minutes of all meetings of the Trustees. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Trustees shall from time to time designate.

Section 11. Powers and Duties of Assistant Treasurer. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers of the Treasurer. The Assistant Treasurer shall perform such other duties as from time to time may be assigned to them by the Trustees. Each Assistant Treasurer shall give a bond for the faithful

8

discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 12. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

Section 13. Compensation of Officers and Trustees. Subject to any applicable provisions of the declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Trust shall be the calendar year.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, unless the 1940 Act requires otherwise. A notice shall be deemed to have been telegraphed, cabled or telecopied for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or telecopy company with instruction that it be telegraphed, cabled or telecopied. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or telecopied.

ARTICLE X

CUSTODIAN

9

Section 1. Appointment and Duties. The Trustees shall at all times employ one or more Custodians meeting the requirements of the 1940 Act:

(1)          to hold the securities owned by the Trust and deliver the same upon written order;

(2)           to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(3)	to disburse such funds upon orders or vouchers;

(4)          if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)          if authorized to do so by the Trustees, to compute the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and such Custodian. If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

The Trustees may also authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub-Custodian shall meet the requirements of the 1940 Act.

The Trustees may employ any Investment Manager of the Trust to serve as a Custodian provided that such Investment Manager meets the requirements of this Section 1.

Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian.

Section 3. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with

10

regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

Section 4. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian pursuant to this Article X and to any contract entered into with the Custodian so employed:

(a)          The Trustees shall cause to be delivered to the appropriate Custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the Custodian only upon completion of a sale, exchange, transfer, pledge or other disposition thereof, and upon receipt by the Custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its Transfer Agent, all as the Trustees may generally or from time to time require or approve, or to a successor Custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian; provided, however, that nothing herein shall prevent delivery of securities for examination to the broker selling the same in accord with the “street delivery” custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification.

(b)          In case of the resignation, removal or inability to serve of any such Custodian, the Trust shall promptly appoint another bank, trust company or other entity meeting the requirements of this Article X as successor Custodian. The agreement with the Custodian shall provide that the retiring Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that, in the case of the assets of the Trust held in the United States of America, pending appointment of a successor Custodian, or a vote of the Shareholders to function without a Custodian, the Custodian shall not deliver funds and property of the Trust to the Trust, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, New York, New York, or Baltimore, Maryland, of its own selection, meeting the requirements for a Custodian imposed by the 1940 Act, as the property of the Trust to be held under terms similar to those on which they were held by the retiring Custodian.

ARTICLE XI

SALE OF SHARES OF THE TRUST

The Trustees may, by resolution adopted by a majority of the Trustees in office, from time to time issue and sell or cause to be issued and sold Shares for cash or other property, which shall in every case be paid or delivered to the Custodian as agent of the Trust before the delivery of any certificate for such shares. The Shares, including

11

additional Shares which may have been repurchased by the Trust (herein sometimes referred to as “treasury shares”), may not be sold at less than the net asset value thereof (as defined in Article XII hereof) determined by or on behalf of the Trustees as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination, except (1) in connection with an offering to the holders of Shares; (2) with the consent of a majority of the holders of Shares; (3) upon conversion of a convertible security in accordance with its terms; (4) upon the exercise of any warrant issued in accordance with the provisions of Section 18(d) of the 1940 Act; or (5) under such other circumstances as the Commission may permit by rules and regulations or orders for the protection of investors.

No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) below net asset value during any period when the determination of net asset value is suspended by declaration of the Trustees pursuant to the provisions of Article XII hereof, unless in conformity with the 1940 Act. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets at not more than market value in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

ARTICLE XII

NET ASSET VALUE OF SHARES

Section 1. Time of Determination. The net asset value of each Share outstanding shall be determined by the Trustees each Business Day as of the close of trading on the Taiwan Stock Exchange or, if the Taiwan Stock Exchange is not open on such Business Day, as of the opening of the New York Stock Exchange. “Business Day” shall be deemed to mean, whenever it appears in these By-Laws, each day when either the Taiwan Stock Exchange or the New York Stock Exchange is open for trading. The power and duty to determine the net asset value may be delegated by the Trustees from time to time to one or more of the Trustees or officers of the Trust, or to such other party as the Trustees may from time to time designate. The Trustees may also determine or cause to be determined the net asset value at any particular time in addition to the close of trading on any Business Day, in the case of the Taiwan Stock Exchange, or the opening of the New York Stock Exchange, as the case may be. Such additional or interim determination may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal, or utilizing such other data and taking into account such other factors as the Trustees may deem to be appropriate under the circumstances, and made in a manner which in the opinion of the Trustees will fairly reflect the changes in the net asset value.

12

At any time when the Trustees determine that available market quotations of Trust assets do not adequately reflect their fair value, the Trustees may cause the net asset value to be determined by appraising all securities at last sale prices, or at not more than the current asked nor less than the current bid prices, in the over-the-counter or other markets, or utilizing such other data and taking into account such other factors as the Trustees may deem to be appropriate under the circumstances (in which event, if the Trustees so determine, the value of any particular security may be determined to be less than the most recently reported bid price or more than the most recently reported asked price), and all other assets at fair value in the best judgment of the Trustees, and otherwise proceeding as above stated.

Section 2. Suspension of Determination. The Trustees may declare a suspension of the determination of net asset value except as prohibited by the 1940 Act and rules, regulations and orders promulgated by the Commission thereunder or by the regulatory authorities of the Republic of China.

Section 3. Computation. The net asset value of each Share as of any particular time shall be computed in United States dollars on the basis of accounting principles generally accepted in the United States and shall be the quotient (adjusted to the nearer cent) obtained by dividing the value, as of such time, of the net assets of the Trust (i.e., the value of the assets of the Trust less its liabilities exclusive of capital and surplus) by the total number of Shares outstanding (exclusive of treasury shares) at such time, all determined and computed as follows:

A.           The assets of the Trust shall be deemed to include (a) all cash on hand, on deposit or on call, including any interest accrued thereon, (b) all bonds, debentures, bills and notes and accounts receivable and other evidences of indebtedness, (c) all shares of stock, subscription rights, warrants and other securities, other than its own Shares, (d) all stock and cash dividends or distributions receivable by the Trust which have been declared and are ex-dividend to shareholders of record at or before the time as of which the net asset value is being determined, (e) all interest accrued on any interest-bearing securities owned by the Trust, and (f) all other property of every kind and nature including prepaid expenses, the value of such assets to be determined in the manner from time to time approved by the Trustees and intended to reflect the fair value thereof. The Trustees or their agents shall be entitled to rely on valuations provided by one or more pricing services approved by the Trustees.

B.           The liabilities of the Trust shall be deemed to include (a) all bills, notes and accounts payable, (b) all administrative expenses payable and/or accrued, (c) all contractual obligations for the payment of money or property, including the amount of any unpaid dividends upon the Shares, declared to Shareholders of record at or before the time as of which the net asset value is being determined, (d) all reserves authorized or approved by the Trustees for taxes or contingencies and (e) all other liabilities of the Trust of whatsoever kind and nature except liabilities represented by outstanding Shares and capital surplus of the Trust.

C.	For the purpose of this Article XII

13

(i)           Shares sold shall be deemed to become outstanding immediately after the close of business on the day on which the contract of sale is made, and the sale price thereof (less commission, if any, and less any stamp or other tax payable by the Trust in connection with the issuance thereof) shall thereupon be deemed an asset of the Trust.

(ii)          Shares purchased by the Trust shall be deemed to be outstanding at the close of business on the day as of which the purchase price is determined, and thereafter they shall be deemed treasury stock and, until paid, the price thereof shall be deemed to be a liability of the Trust.

(iii)         Credits and contractual obligations payable to the Trust in foreign currency and liabilities and contractual obligations payable by the Trust in foreign currency shall be taken at the current cable rate of exchange as nearly as practicable at the time as of which the net asset value is computed.

ARTICLE XIII

DIVIDENDS AND DISTRIBUTIONS

Section 1. Limitations on Distributions. Distributions to Shareholders paid in respect of any one fiscal year shall, when and as declared by the Trustees, be made in accordance with the policies stated in the Trust’s effective Registration Statement on Form N-2 with the commission.

Section 2. Distributions Payable in Cash or Shares. The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts but subject to the limitation as to cash distributions imposed by Section 1 of this Article XIII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any of the Shareholders (whether exercised before or after the declaration of the distribution) either in cash or in Shares, provided that (except where the Trust issues Shares below current market price in connection with any dividend reinvestment plan of the Trust) the sum of (i) the cash distribution actually paid to any Shareholder and (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash. In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his election before a given time, shall be deemed to have elected to take Shares rather than cash, or to take cash rather than Shares, or to take Shares with cash adjustment of fractions.

Section 3. Stock Dividends. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a “stock dividend” out of either authorized but unissued Shares or treasury shares of the Trust or both.

14

ARTICLE XIV

AMENDMENTS

These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by a resolution adopted by a majority of the Trustees in office, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law or the provisions of the Declaration or these By-Laws (if any), a vote of the Shareholders.